Exhibit 10(F)(2)

AMENDMENT NO. 1

TO

2008 RESTATEMENT

OF

XEROX CORPORATION

UNFUNDED RETIREMENT INCOME GUARANTEE PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Employer”) has established the Xerox Corporation Unfunded Retirement Income Guarantee Plan, which is presently set forth in the “2008 Restatement of Xerox Corporation Unfunded Retirement Income Guarantee Plan” (the “Plan”), and

WHEREAS, the Employer desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The last paragraph of Section 4.2 (relating to lump sum payouts of small distributions) shall be amended to read in its entirety as follows:

“Notwithstanding the above, if the lump sum actuarial equivalent of any benefit otherwise payable as a monthly amount is $20,000 or less, determined as of the date of termination with respect to the date the benefit is scheduled to commence, then (i) for a participant who terminates after 2008, such benefit will be distributed as a lump sum six months after the date of termination, and (ii) for a participant who terminates after 2004 and before 2009, such benefit will be distributed on July 1, 2009.”

This Amendment is effective as of this restatement of the Plan. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 17th day of December, 2008.

XEROX CORPORATION

By	/s/ PATRICIA M. NAZEMETZ
Vice President